Exhibit 4.7

House Lease Contract

Lessor (hereinafter referred to as “Party A”): Yunnan Qixing Construction Engineering Group Co., Ltd.

Lessee (hereinafter referred to as “Party B”): Honghe ReTo Ecological Technology Co., Ltd.

Pursuant to the Civil Code of the People’s Republic of China and other relevant laws and regulations, Party A and Party B, on the basis of autonomy, equality, and good faith, have reached a consensus on the leasing of the premises legally owned by Party A to Party B. This contract is hereby formulated to clarify the rights and obligations of both parties for their mutual compliance.

I. Information on the Leased Premises

1. The premises leased by Party A to Party B are located at No. 11, 1st Floor, Building A, Shuilu Tiancheng Garden Phase III, Wenlan Town, Mengzi City, Honghe Prefecture, Yunnan Province, with a building area of 113.43 square meters, and the real estate ownership certificate number is: [*****]; No. 12, 1st Floor, Building A, Shuilu Tiancheng Garden Phase III, with a building area of 113.43 square meters, and the real estate ownership certificate number is: [*****]; No. 13, 1st Floor, Building A, Shuilu Tiancheng Garden Phase III, with a building area of 113.43 square meters, and the real estate ownership certificate number is: [*****]; No. 201, 2nd Floor, Unit 1, Building A, Shuilu Tiancheng Garden Phase III, with a building area of 134.89 square meters, and the real estate ownership certificate number is: [*****]; No. 202, 2nd Floor, Unit 1, Building A, Shuilu Tiancheng Garden Phase III, with a building area of 134.89 square meters, and the real estate ownership certificate number is: [*****] (Hereinafter referred to as “the Premises”). The Premises are intended for office use, with a total floor area of 610.07 square meters. Ancillary facilities include: flooring, suspended ceiling, water, and electricity.

2. Party A, as the lawful user of the Premises, establishes a leasing relationship with Party B.

II. Purpose of Lease

1. Party B undertakes to Party A that the leased premises shall be used for office purposes and shall comply with the relevant national and municipal regulations on the use and property management of the premises. If Party B intends to renovate the premises, it shall comply with the prohibited renovation requirements prescribed by law, and shall not remove any load-bearing walls, beams, columns, etc. Party B shall be responsible for all consequences (including but not limited to personal and property safety) arising from any activities conducted within the premises.

2. Party A undertakes that there are no disputes over the ownership or use rights of the premises, and that no disputes related to ownership or use rights will arise during the lease term, which may cause economic losses to Party B. If any dispute arises and causes economic losses to Party B, Party A shall be responsible for compensating Party B for all such losses.

3. To facilitate Party B in obtaining relevant business licenses and permits as well as changing utility accounts, Party A shall provide Party B with copies of the property ownership certificate or real estate certificate, and the ID card copy of the property owner (or a copy of the business license, if the owner is an individual) at the time of signing the contract.

III. Delivery Date and Lease Term

1. It is agreed between Party A and Party B that Party A shall deliver the premises to Party B before June 1, 2023, and Party B shall pay the rent to Party A at the same time. The lease term shall commence on June 1, 2023 and expire on May 31, 2028, for a total of 5 years.

2. Upon expiration of the lease term, Party A shall have the right to take back the premises, and Party B shall return them on schedule.

3. Under the same conditions, Party B shall have priority in leasing the premises upon expiration of the lease term.

IV. Rent, Payment Method, and Term

1. It is agreed between Party A and Party B that the annual rent for the premises is RMB 60,000.00 (in words: Sixty Thousand Yuan only). The total rent for the lease term shall be paid in one lump sum of RMB 300,000.00 (in words: Three Hundred Thousand Yuan only). Party A shall not collect any deposit or other payments from Party B, and any property tax arising from the leased premises shall be borne by Party A.

2. The payment method for the rent by Party B is as follows: Within fifteen days after the signing of this contract, Party A shall provide Party B with a housing lease invoice (VAT common invoice). After receiving the invoice, Party B shall pay the rent to Party A.

3. Party A’s bank account information for rent collection is:

Account Name:	[*****]
Account Number:	[*****]
Bank Name:	[*****]

V. Security Deposit and Other Expenses

1. During the lease term, any expenses arising from the use of the premises by Party B, including but not limited to water, electricity, property management fees, air conditioning, telecommunications, equipment, cable TV, parking fees, redecoration costs, and related deposits, shall be borne by Party B. All other relevant expenses shall be borne by Party A.

2. The calculation or allocation method, payment time, and payment method for the expenses borne by Party B shall be as stipulated in the relevant management regulations, and Party B shall pay them on its own.

VI. House Usage Requirements and Maintenance Responsibilities

1. During the lease term, if Party B discovers any damage or malfunction in the house or its ancillary facilities (not due to Party B’s responsibility), Party B shall promptly notify Party A for repair. Party A shall conduct repairs within five days after receiving Party B’s notification. If Party A fails to repair within the stipulated time, Party B may arrange for repairs on Party A’s behalf (with the costs borne by Party A).

2. During the lease term, Party B shall use and maintain the house and its ancillary facilities reasonably, and shall not alter the main structure of the house without authorization. If any damage or malfunction occurs to the house or its ancillary facilities due to improper or unreasonable use by Party B, Party B shall be responsible for repairs. Party A may arrange for repairs on Party B’s behalf, and the costs shall be borne by Party B.

VII. Condition of the House upon Return

Unless Party A agrees to renew the lease with Party B, Party B shall return the house within 30 days after the expiration of the contract. If Party B fails to return the house within the specified time without Party A’s consent, the house returned by Party B should be in a condition suitable for normal use. Upon return, it should be inspected and approved by Party A, and both parties shall settle their respective expenses.

VIII. Conditions for Terminating this Contract

1. It is agreed between Party A and Party B that during the lease term, this contract shall be terminated in any of the following circumstances, and both parties shall not be held responsible for each other:

(1) The land use right within the occupancy scope of the house is legally withdrawn in advance.

(2) The house is expropriated for public interests or needs to be demolished for urban construction.

(3) The house is damaged, destroyed, or identified as a dangerous building.

2. Termination of Contract

It is agreed between Party A and Party B that during the lease term, in any of the following circumstances, one party may notify the other party in writing to terminate the contract, and the breaching party shall pay the other party a penalty equal to double the monthly rent as compensation for breach of contract. If the breach causes losses to the other party, the breaching party shall compensate for the difference between the losses and the penalty:

(1) If the premises delivered by Party A do not comply with the provisions of this contract or pose a danger to the safety of Party B.

(2) If the main structure of the premises is damaged due to improper or unreasonable use by Party B.

IX. Liability for Breach of Contract

During the lease term, if any party wishes to terminate the contract, it must negotiate with the other party at least 60 days in advance. The contract can only be terminated after both parties reach a consensus. Otherwise, the party terminating the contract shall bear the resulting losses.

X. Other Terms

1. This contract shall become effective upon signature and seal by both Party A and Party B. For any matters not covered in this contract, both parties may negotiate and establish supplementary terms.

2. Any disputes arising from the performance of this contract by both Party A and Party B shall be resolved through consultation. If the consultation fails, both parties may file a lawsuit with the local people’s court according to law.

3. This contract is made in duplicate, with each party holding one copy, which have equal legal effect.

Company Information (Signature or Stamp): Yunnan Qixing Construction Engineering Group Co., Ltd. [Stamp Affixed Here]

Legal Representative (or Authorized Agent):

Address: [*****]

Contact Number:

Bank of Deposit: [*****]

Account Number: [*****]

Tax ID: [*****]

Signing Date: May 20, 2023

Company Information (Signature or Stamp): Honghe ReTo Ecological Technology Co., Ltd. [Stamp Affixed Here]

Legal Representative (or Authorized Agent):

Address: [*****]

Contact Number: [*****]

Bank of Deposit: [*****]

Account Number: [*****]

Tax ID: [*****]

Signing Date: May 20, 2023

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